                                   EXHIBIT 2
                                   ---------

                            FORM OF VOTING AGREEMENT

          This Voting Agreement (this "Agreement") is made and entered into as of October __, 1999 by and between Sandpiper Networks, Inc., a California corporation ("Company"), and the undersigned stockholder ("Stockholder") of Digital Island, Inc., a Delaware corporation ("Parent"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement (as defined below).

                                    RECITALS

          WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of October 24, 1999 by and among Parent, Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company (such agreement as it may be amended is hereinafter referred to as the "Reorganization Agreement"), Merger Sub will be merged with and into Company (the "Merger"); the outstanding shares of capital stock of Company (the "Company Capital Stock") will be converted into common stock of Parent (the "Parent Shares") at the applicable exchange ratio set forth in the Reorganization Agreement; and the Company will become a wholly owned subsidiary of Parent (the "Transaction");

          WHEREAS, it is a condition of Company's willingness to enter into the Transaction that certain stockholders of Parent vote in favor of approval of the issuance of the Parent Shares in the Transaction, upon the terms and conditions set forth herein; and

          WHEREAS, Stockholder is either the registered or beneficial owner of, or holds or exercises, as an individual or in a representative capacity, through any contract, arrangement, relationship or otherwise, voting power with respect to, such number of shares of the outstanding common stock of Parent as is indicated on the signature page of this Agreement (the "Shares");

          NOW, THEREFORE, the parties agree as follows:

      1.  Share Ownership and Agreement to Retain Shares.
          ----------------------------------------------

          1.1  Transfer and Encumbrance.
               ------------------------

               (a) Stockholder represents and warrants to Company that: (i) Stockholder is either the registered or beneficial owner of, or holds or exercises, as an individual or in a representative capacity, through any contract, arrangement, relationship or otherwise, voting power with respect to, the Shares; (ii) the Shares constitute all of the shares of outstanding capital stock and voting securities of Parent as to which Stockholder is either the registered or beneficial owner, or as to which Stockholder holds or exercises, as an individual or in a representative capacity, through any contract, arrangement, relationship or otherwise, voting power; (iii) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares (except, with respect to Shares held by partnerships or trusts, the partners of such partnerships and the beneficiaries of such trusts, and with respect to share held by corporations, such corporations); (iv) the Shares are and will be at all times until the Expiration (as defined below) free and clear of any liens, claims, options, charges or other encumbrances (except with respect to federal or state securities laws); and (v) Stockholder's principal residence or place of business is set forth on the signature page hereto.

               (b) Other than this Agreement, at all times prior to the Expiration, Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of or encumber (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Shares or New Shares (as defined below) or any interest therein or enter into any contract, option, or other arrangement (including any profit sharing or other derivative arrangement) with respect to any Shares or any New Shares or any interest therein with any person other than pursuant to the Reorganization Agreement, unless prior to any such Transfer the transferee of such Shares or New Shares enters into and is bound by a voting agreement with Company on terms substantially identical to the terms of this Agreement, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any amendment of the Parent's Certificate of Incorporation or Bylaws or other proposal, action or transaction involving the Parent or any of its subsidiaries, which amendment or other proposal, action or transaction would or could reasonably be expected to prevent or materially impede , interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement or to dilute in any material respect the benefits to Company of the Merger and the other transactions contemplated by the Reorganization Agreement, or change in any manner the voting rights of any class or shares of Parent Shares (collectively, "Frustrating Transactions"). As used herein, the term "Expiration" shall mean the earlier to occur of (x) the Effective Time or (y) the valid termination of the Reorganization Agreement in accordance with its terms.

          1.2  New Shares.  Stockholder agrees that any shares of capital stock
               ----------
of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial or record ownership or voting power after the date of this Agreement and prior to the Expiration ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.   Agreement to Vote Shares.  Prior to the Expiration, Stockholder
          ------------------------
covenants and agrees as follows:

          (a) At each meeting of the stockholders of the Parent called to vote upon the issuance of Parent Shares in the Transaction, or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the issuance of the Parent Shares in the Transaction, is sought, such Stockholder shall vote (or cause to be voted) such Stockholder's Shares or New Shares in favor of the approval of the issuance of the Parent Shares in the Transaction and in favor of any matter that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Reorganization Agreement, and against any proposal, plan or offer to acquire all or any substantial part of the business, assets or capital stock of Parent, whether by merger or other business combinations, purchase of stock or assets, tender offer or otherwise, or to liquidate Parent or otherwise distribute to the Stockholders of Parent all or any substantial part of the business, assets or capital stock of the Company (each, an "Acquisition Proposal") or transaction or occurrence which if publicly proposed and offered to the Company and its Stockholders (or any of them) would be the subject of an Acquisition Proposal, or Frustrating Transaction.

               (b) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from acting in his capacity as a director of Parent, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in his capacity as Stockholder of Parent.

     3.  Irrevocable Proxy.  Stockholder hereby agrees to timely deliver to
         --------------------
Company a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the Shares and New Shares in respect of which Stockholder is entitled to vote at each meeting of the Stockholders of Parent (including, without limitation, each written consent in lieu of a meeting). In the event that Stockholder is unable to provide any such Proxy in a timely manner, Stockholder hereby grants Company a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Stockholder. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies given by Stockholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration.

     4.  Additional Covenants of Stockholder.  Stockholder hereby represents,
         -----------------------------------
warrants and covenants to Company as follows:

               (a) Stockholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. Except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, the execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

               (b) Stockholder undertakes and agrees to indemnify and hold harmless Parent, Company, and each of their respective current and future officers and directors (an "Indemnified Person") within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses ("Claims") based upon, arising out of or resulting from any breach or nonfulfillment of any undertaking, covenant or agreement made herein by Stockholder, or caused by or attributable to Stockholder, or Stockholder's agents or employees, or representatives, brokers, dealers and/or underwriters insofar as they are acting on behalf of and in accordance with the instruction of or with the knowledge of Stockholder, in connection with or relating to any offer, sale, pledge, transfer or other disposition or encumbrance of any of the Parent Shares by or on behalf of Stockholder, which claim or claims result from any breach or nonfulfillment as set forth above. The indemnification set forth herein shall be in addition to any liability that Stockholder may otherwise have to the Indemnified Persons. Promptly after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Agreement, such Indemnified Person shall submit notice thereof to Stockholder. The omission by the Indemnified Person so to notify Stockholder of any such Claim shall not relieve Stockholder from any liability Stockholder may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of Stockholder to reduce or defend against such liability was adversely affected by such omission. The omission of the Indemnified Person so to notify Stockholder of any such Claim shall not relieve Stockholder from any liability Stockholder may have otherwise than hereunder. The Indemnified Persons and Stockholder shall cooperate with and assist one another in the defense of any Claim and any action, suit or proceeding arising in connection therewith.

               (c) Stockholder shall take, or cause to be taken, all other actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all other things, reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Reorganization Agreement.

               (d) Until the Expiration, Stockholder shall not, and shall not authorize or permit any of its subsidiaries or affiliates (other than the Company), officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Stockholder or them to, issue any press release or make any other public statement with respect to the Reorganization Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Agreement without the prior written consent of Parent, except as may be required by applicable law.

               (e) Stockholder shall execute and deliver to Parent the Market Standoff Letter Agreement, substantially in the form attached hereto as Annex B.
                                                                        -------

     5.  Enforcement of Transfer Restrictions.  Stockholder understands and
         ------------------------------------
agrees that (i) Parent shall be entitled to affix an appropriate legend to any certificate representing Shares or New Shares reflecting the restrictions set forth in this Agreement; and (ii) if Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Parent shall not, and Stockholder hereby irrevocably instructs Parent not to, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

     6.  Additional Documents.  Stockholder hereby covenants and agrees to
         --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Company, to carry out the purpose and intent of this Agreement.

     7.  Consent and Waiver.  Stockholder hereby gives any consents or waivers
         ------------------
that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

     8.  Termination.  Sections 1, 2, and 3 hereof and the Proxy delivered in
         -----------
connection herewith shall terminate and shall have no further force or effect as of the Expiration.

     9.  Miscellaneous.
         -------------

         9.1  Severability.  If any term, provision, covenant or restriction of
              ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9.2  Binding Effect and Assignment.  This Agreement and all of the
              -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the others. This Agreement is intended to bind Stockholder as a Stockholder of Parent only with respect to the specific matters set forth herein.

         9.3  Amendment and Modification.  This Agreement may not be modified,
              --------------------------
amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

         9.4  Specific Performance; Injunctive Relief.  The parties hereto
              ---------------------------------------
acknowledge that Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Company upon any such violation, Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Company at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

         9.5  Notices.  All notices, requests, demands or other communications
              -------
that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or delivered to a reputable overnight courier for overnight delivery, postage prepaid, as follows:

              (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

               (b)  if to Parent, to:

                    Digital Island, Inc.
                    45 Fremont Street
                    12th Floor
                    San Francisco, CA 94111
                    Attention:     Ruann F. Ernst
                    Facsimile No.: (415) 738-4141
                    Telephone No.: (415) 738-4100

               with a copy to:

                    Brobeck, Phleger & Harrison LLP
                    2200 Geng Road
                    Two Embarcadero Place
                    Palo Alto, CA  94303
                    Attention:     Curtis L. Mo, Esq.
                                   with a copy to Rod J. Howard, Esq.
                    Facsimile No.: (650) 496-2715
                    Telephone No.: (650) 424-0160

               (c)  if to Company, to:

                    Sandpiper Networks, Inc.
                    125 Auburn Ct.
                    Suite 210
                    Westlake Village, CA  91362
                    Attention:     Leo S. Spiegel
                    Facsimile No.: (805) 370-2101
                    Telephone No.: (805) 370-2100

               with a copy to:

                    Riordan & McKinzie LLP
                    5743 Corsa Avenue
                    Suite 116
                    Westlake Village, CA 91362
                    Attention:     Larry Weeks, Esq.
                    Facsimile No.: (818) 706-2956
                    Telephone No.: (818) 706-1800

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

          9.6  Governing Law.  This Agreement shall be governed
               -------------
by, construed and enforced in accordance with the internal laws of the State of California, without regard to the conflicts of laws principle thereof.

          9.7  Entire Agreement.  This Agreement and the Proxy contain the
               ----------------
entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          9.8  Effect of Headings.  The section headings herein are for
               ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

          9.9  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SANDPIPER NETWORKS, INC.              STOCKHOLDER

By:                                   By:
   -----------------------------         ------------------------------------
Name:                                    (Signature)
     ---------------------------
Title:
      --------------------------         ------------------------------------
                                         (Signature of Spouse)

                                         ------------------------------------
                                         (Social Security / Tax I.D. No.)

                                         ------------------------------------
                                         (Print Name of Stockholder)

                                         ------------------------------------
                                         (Print Street Address)

                                         ------------------------------------
                                         (Print City, State and Zip)

                                         ------------------------------------
                                         (Print Telephone Number)

                                         ------------------------------------
                                         (Social Security or Tax I.D. Number)


Total Number of Shares:

Common Stock:
             -------------------------
State of Residence:
                   -------------------

                      SIGNATURE PAGE TO VOTING AGREEMENT

                                    FORM OF

                               IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                              DIGITAL ISLAND, INC.

          The undersigned stockholder of Digital Island, Inc., a Delaware corporation ("Parent"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of Sandpiper Networks, Inc., a California corporation ("Company"), and each of them, or any other designee of Company, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned or as to which, the undersigned holds or exercises, as an individual or in a representative capacity, through any contract, arrangement, relationship or otherwise, voting power, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned or as to which the undersigned holds or exercises voting power as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration (as defined below).

          This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to, that certain Voting Agreement dated as of even date herewith by and among Company, and the undersigned (the "Stockholder Agreement"), and is granted in consideration of Company entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among Parent, Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company, which Reorganization Agreement provides for the merger of Merger Sub with and into Company, the conversion of outstanding shares of Company capital stock into the right to receive Parent Common Stock (in accordance with the applicable exchange ratio), and for Company to become a wholly owned subsidiary of Parent (the "Merger"). As used herein, the term "Expiration" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement.

          The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares, at every annual, special or adjourned meeting of the stockholders of Parent in favor of approval of the issuance of the Parent Shares in the Transaction and in favor of any matter that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Reorganization Agreement, and against any proposal, plan or offer to acquire all or any substantial part of the business, assets or capital stock of Parent, whether by merger or other business combinations, purchase of stock or assets, tender offer or otherwise, or to liquidate Parent or otherwise distribute to the Stockholders of Parent all or any substantial part of the business, assets or capital stock of the Company (each, an "Acquisition Proposal") or transaction or occurrence which if publicly proposed and offered to the Parent and its Stockholders (or any of them) would be the subject of an Acquisition Proposal, or any amendment of the Parent's Certificate of Incorporation or Bylaws or other proposal, action or transaction involving the Parent or any of its subsidiaries, which amendment or other proposal, action or transaction would or could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement or to dilute in any material respect the benefits to Company of the Merger and the other transactions contemplated by the Reorganization Agreement, or change in any manner the voting rights of any class or shares of Parent Shares.

          The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

          All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

          This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  ____________________             _____________________________________
                                         (Signature of Stockholder)

                                         _____________________________________
                                         (Print Name of Stockholder)


                                         Shares beneficially owned:


                                         ________ shares of Company Common Stock


                      SIGNATURE PAGE TO IRREVOCABLE PROXY

                                    FORM OF

                       Market Standoff Letter Agreement
                       --------------------------------



DIGITAL ISLAND, INC.
45 Fremont Street
12th Floor
San Francisco, CA 94111

       Re:  Proposed Merger of Digital Island, Inc. and Sandpiper Networks, Inc.
            --------------------------------------------------------------------

Ladies and Gentlemen:

          The undersigned understands that Sandpiper Networks, Inc., a California corporation ("Company") and Digital Island, Inc., a Delaware corporation ("Parent") have entered into an Agreement and Plan of Reorganization, dated as of October 24, 1999 (the "Reorganization Agreement"), pursuant to which Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent, will be merged with and into Company (the "Merger"). Capitalized terms not otherwise defined herein shall have the same meaning given to them in the Reorganization Agreement.

          In recognition of the benefit that the Merger will confer upon the undersigned as a securityholder, officer and/or director of Company and/or of Parent, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Parent, that, from the Effective Time until the earliest to occur of (a) the sale by Parent of shares of its common stock ("Parent Common Stock") for its own account in a bona fide, firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, (b) July 15, 2000, (c) the effective date of a merger of Parent with or into another corporation in which fifty (50%) or more of the voting power of Parent is disposed of, or the sale of all or substantially all of the assets of Parent; or
(d) such other date, and with such limitations, as may be approved by unanimous vote of the Board of Directors of Parent, the undersigned will not directly or indirectly (i) issue, offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Parent Common Stock or any securities convertible into or exchangeable or exercisable for Parent Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Parent Common Stock or any securities convertible into or exchangeable for the Parent Common Stock, whether any such swap transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise.

          The foregoing paragraph shall not apply to (a) transactions by any person relating to shares of Parent Common Stock or other securities acquired in open market transactions after the Effective Time or (b) transfers of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock to a member of the undersigned's immediate family or to a trust of which the undersigned or an immediate family member is the beneficiary (either one a "Transferee") provided that upon any such transfer, the Transferee shall sign a letter substantially similar to this letter agreement.

          The undersigned agrees and consents to the entry of stop transfer instructions with Parent's transfer agent against the transfer of shares of Parent Common Stock held by the undersigned unless such transfer is made in compliance with this Agreement. The undersigned understands and agrees that Parent shall be entitled to affix an appropriate legend to any certificate representing shares of Parent Common Stock reflecting the restrictions set forth in this Agreement.

          This Agreement is irrevocable and may only be amended in writing if agreed to by the unanimous vote of the Board of Directors of Parent.

          The undersigned agrees that the provisions of this letter agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

                                Very truly yours,



   Date:
         --------------        -----------------------------------------------
                               (Name of Entity or Individual - Please Print)



                               ----------------------------------------------
                               (Signature)

                               ----------------------------------------------
                               (Name of Person signing on behalf of Entity, if applicable - Please Print)

                               ----------------------------------------------
                               (Title of Person signing on behalf of
                               Entity, if applicable - Please Print)

                          On behalf of:


               SIGNATURE PAGE TO MARKET STANDOFF LETTER AGREEMENT